David S. Jennings, Esq.
330 Carousel Parkway
Henderson, Nevada 89014
Phone:  (702) 595-5150
Fax:  (800) 731-6120

April 6, 2011

Avante Systems, Inc.
695-24-05 Desa Kiara,
Jalan Damasara
Kuala Lumpur, Malaysia

Re: Avante Systems, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special counsel for Avante Systems, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 390,000 shares held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, I limited the scope of my review to the following documents: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof, and I have made no independent verification of the factual matters as set forth in such documents or certificates.  In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 390,000 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including statutory provisions, applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. I express no opinion, and none should be inferred, as to any other laws, including, without limitation, laws of any other state.
The opinions set forth herein are subject to the following qualifications: I have made no independent verification of the factual matters as set forth in the documents or certificates reviewed.

The opinions set forth herein are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

Very truly yours,

/s/ David S. Jennings
David S. Jennings, Esq.

David. S. Jennings, Esq.
330 Carousel Parkway
Henderson, Nevada 89014
Phone:  (702) 595-5150
Fax:  (800) 731-6120

April 6, 2011

CONSENT

I HEREBY CONSENT to the inclusion of my name and use of my opinion in connection with the Form S-1/A Registration Statement filed with the Securities and Exchange Commission as special counsel for the registrant, Avante Systems, Inc.

Very truly yours,

/s/ David S. Jennings
David S. Jennings, Esq.